[Letterhead of D.R. Horton, Inc.]

                                 March 11, 1998

D.R. Horton, Inc.
1901 Ascension Blvd.
Suite 100
Arlington, Texas  76006

                 Re: D.R. Horton, Inc. 1991 Stock Incentive Plan

Ladies and Gentlemen:

     I am the Senior Vice President and General Counsel of D.R. Horton, Inc., a Delaware corporation (the "Company"), and, as such, I am familiar with the Company's 1991 Stock Incentive Plan (the "Plan") and the proposed issuance of up to an additional 2,030,959 shares (the "Shares") of Common Stock, $.01 par value, of the Company (the "Common Stock") pursuant thereto. I am also the holder of stock options that entitle me to acquire up to 200,000 shares of Common Stock under the Plan.

     I have examined such documents, records and matters of law as I have deemed necessary for purposes of this opinion and, based thereon, I am of the opinion that the Shares that may be issued pursuant to the Plan and the authorized forms of stock option agreements and other awards under the Plan will be, when issued in accordance with the Plan and such agreements and other awards, duly authorized, validly issued, fully paid and non-assessable.

     I am licensed to practice law in the State of Texas, and I express no opinion as to any laws other than those of such jurisdiction and the laws of the United States of America and the General Corporation Law of the State of Delaware.

     I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement on Form S-8 filed by the Company with the Securities and Exchange Commission to effect the registration of the Shares under the Securities Act of 1933 and to the reference to me under the caption "Item 5. Interests of Named Experts and Counsel" in such Registration Statement.

                                                 Very truly yours,

                                                 /s/ Charles N. Warren

                                                 Charles N. Warren
                                                 Senior Vice President
                                                 and General Counsel